Exhibit 99.2

NEWS RELEASE

Investor Relations Contact:	Media Contact:

AngioDynamics, Inc. Michael Greiner 518-795-1821 mgreiner@angiodynamics.com	AngioDynamics, Inc. Saleem Cheeks 518-795-1174 scheeks@angiodynamics.com

AngioDynamics Completes Sale of NAMIC® Fluid Management Portfolio to Medline Industries, Inc.

Latham, New York, June 3, 2019 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, and oncology, today announced that it closed the previously announced sale of its NAMIC® fluid management portfolio to Medline Industries, Inc. on May 31, 2019 for $167.5 million.

AngioDynamics has used a portion of the approximately $160.0 million in net proceeds to pay down all of its outstanding debt. The Company’s post transaction cash balance of approximately $80.0 million will be combined with a new $125.0 million revolving line of credit to support organic and inorganic investments aimed at driving enhanced growth and future profitability.

“We are very pleased to have completed the divestiture of the NAMIC fluid management business, which is a critical step in our ongoing portfolio optimization efforts,” said Jim Clemmer, President and Chief Executive Officer of AngioDynamics. “The proceeds from this transaction enable us to further accelerate our strategic investments in key therapeutic areas and to advance our propriety medical technologies, including AngioVac®, BioFlo®, and the NanoKnife® System, to address the unmet needs of patients around the globe.”

Barclays PLC served as financial advisor, and Cadwalader, Wickersham & Taft served as legal advisor to AngioDynamics.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

About Medline Industries, Inc.

Medline is a healthcare company: a manufacturer, distributor and solutions provider focused on improving the overall operating performance of healthcare. Medline works with both the country’s largest healthcare systems and independent facilities across the continuum of care to provide the clinical and supply chain resources required for long-term financial viability in delivering high quality care. With the size of one of the country’s largest companies and the agility of a family-owned business, Medline is able to invest in its customers for the long-term and rapidly respond with customized solutions. Headquartered in Northfield, Ill., Medline has 20,000+ employees worldwide and does business in more than 90 countries. Learn more about Medline at www.medline.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2018. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.